UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2022
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 1.01 Entry into a Material Agreement.

Credit Facility

On March 30, 2022, Designer Brands Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), by and among the Company and certain subsidiaries of the Company from time to time, as U.S. Borrowers, Designer Brands Canada Inc. and other subsidiaries from time to time, as Canadian Borrowers (which are referred to, together with the U.S. Borrowers, as the “Borrowers”), other loan parties, including certain subsidiaries of the Company as U.S. Guarantors, and lenders party thereto, The Huntington National Bank, as Administrative Agent, The Huntington National Bank, Bank of Montreal and Bank of America, N.A., as Joint Bookrunners and Joint Lead Arrangers, and PNC Bank, National Association, as Documentation Agent. All capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

The Credit Agreement provides for an asset-based revolving credit facility in aggregate principal amount of up to $550,000,000, which may be increased by up to $100,000,000, subject to the conditions set forth in the Credit Agreement (the “Credit Facility”). The Credit Facility provides for a Canadian Sublimit of up to $55,000,000. The Credit Agreement provides for swingline loans of up to $55,000,000 if drawn under the U.S. Borrowing Base and up to $5,500,000 if drawn under the Canadian Borrowing Base, and the issuance of standby or commercial letters of credit of up to $75,000,000. Proceeds of the loans under the Credit Facility may be used (a) to refinance existing indebtedness and to pay fees and expense incurred in connection with such refinancing and the incurrence of the Credit Facility, (b) to provide working capital to the Borrowers, and (c) for general corporate purposes of the Borrowers.

The Credit Facility is secured (subject to permitted liens and certain other exceptions) by a first priority lien on certain other personal property of the Borrowers and the guarantors, including inventory.

Borrowings under the Credit Agreement will bear interest as follows: (1) Loans comprising each ABR Borrowing (including Swingline Loans denominated in U.S. dollars) and each Protective Advance and Overadvance bear interest at a rate equal to (A) a fluctuating interest rate per annum equal to the greatest of (the “Alternate Base Rate”) (i) the Prime Rate, (ii) the Fed Funds Rate plus 0.50%, and (iii) the Adjusted Term SOFR plus 1.00% plus (B) the Applicable Rate (as determined based on the daily average Availability at the time of borrowing and as set forth in the Credit Agreement); and (2) Revolving Loans comprising each Term SOFR Borrowing bear interest at a rate equal to (A) the Adjusted Term SOFR for the interest period in effect for such borrowing plus (B) the Applicable Rate. Each change in the Alternate Base Rate automatically and immediately changes the interest rate on any Loans that accrue interest with respect to the Alternate Base Rate, without notice to the Borrowers, subject to any maximum or minimum interest rate limitation specified by applicable law. At the time of closing, such Applicable Rate was 0.50% for ABR Borrowings and 1.50% for Term SOFR Borrowings.

The Credit Agreement matures on March 30, 2027 (unless terminated earlier in accordance with the terms thereof) and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Credit Agreement also contains various representations, warranties, and covenants that the Company considers customary for such facilities.

The Credit Agreement requires the Company to maintain a Consolidated Fixed Charge Coverage Ratio during any period (i) commencing when Availability is less than the greater of $41,250,000 and 10% of the Maximum Credit Amount and (ii) ending when Availability is greater than or equal to $41,250,000 and 10% of the Maximum Credit Amount, in either case, for a period of 30 consecutive days. The Credit Agreement also contains various information and reporting requirements and provides for various customary fees to be paid by the Company.

The Credit Agreement contains customary events of default, including, without limitation, events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations. An event of default may cause the applicable interest rate and fees to increase by 2.0% until such event of default has been cured, waived, or amended.

The foregoing is intended only to be a summary of the Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Existing Credit Facility

On March 30, 2022, upon execution of the Credit Agreement, the Company terminated its existing credit agreement, dated August 7, 2020, with PNC Bank, National Association and other lenders party thereto, as the lenders thereunder (the “Former Credit Agreement”). The Former Credit Agreement provided for a secured revolving credit facility of up to $400,000,000, with sub-limits for the issuance of letters of credit, swingline loan advances, and certain foreign currency revolving loans and letters of credit. The Former Credit Agreement would have matured on August 7, 2025. Upon the termination of the Former Credit Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released. A description of the Former Credit Agreement is included under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2020, and such description is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of March 30, 2022, among Designer Brands Inc., Designer Brands Canada Inc., certain of domestic and Canadian subsidiaries as borrowers, other loan parties thereto, the lenders party thereto, The Huntington National Bank, as Administrative Agent, The Huntington National Bank, Bank of Montreal and Bank of America, N.A., as Joint Bookrunners and Joint Lead Arrangers, and PNC Bank, National Association, as Documentation Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	April 5, 2022